Exhibit 10.9

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is made and entered into as of December 15, 2014 by and between N30 Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Janice Troha (“Employee”) and amends that certain Employment Agreement between the Company and Employee dated November 1, 2012 (the “Employment Agreement”).

RECITALS

WHEREAS, the Company and Employee previously entered into the Employment Agreement;

WHEREAS, an Employee Confidentiality and Inventions Agreement previously executed by Employee (the “Confidentiality Agreement”) was incorporated into and made a part of the Employment Agreement as referenced in paragraph 6 of the Employment Agreement.

WHEREAS, a Noncompete Agreement (the “Noncompete Agreement”) was executed concurrently with the Employment Agreement and incorporated into and made a part of the Employment Agreement as referenced in paragraph 7 of the Employment Agreement.

WHEREAS, the Company’s Board of Directors had adopted and new form proprietary information and invention assignment agreement and a new form noncompete agreement and the parties hereto desire to amend the terms of the Employment Agreement to replace Confidentiality Agreement and the Noncompete Agreement with the newly adopted forms.

AMENDMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, and other good and valuable consideration, the receipt of which is hereby acknowledged by the Company and Employee, the parties hereto hereby agree as follows:

1.              AMENDMENT.

(a)              Confidentiality Agreement.

(i)             Section 6 of the Employment Agreement is hereby amended and restated in its entirety as follows:

“This Agreement incorporates by reference all the terms of that certain Proprietary Information and Inventions Agreement executed by the Company and Employee, as set forth in Exhibit A hereto, as if fully set forth herein.”

(ii)          The Confidentiality Agreement attached to the Employment Agreement is hereby replaced in its entirety by the Proprietary Information and Inventions Agreement executed by the Company and Employee and attached hereto as Exhibit A, which shall be included as new Exhibit A to the Employment Agreement.

(b)              Noncompete Agreement.

(i)             Section 7 of the Employment Agreement is hereby amended and restated in its entirety as follows:

“This Agreement incorporates all the terms of the Noncompete Agreement executed by the Company and Employee, as set forth in Exhibit B hereto, as if fully set forth herein. The parties hereby acknowledge that any severance payments made under Section 5 of this Agreement in addition to any other payments made to Employee in connection with Employee’s execution of the Noncompete Agreement shall be consideration for Employee’s covenant not to compete with the Company.”

(ii)          The Noncompete Agreement attached to the Employment Agreement is hereby replaced in its entirety by the Noncompete Agreement executed by the Company and Employee and attached hereto as Exhibit B, which shall be included as the new Exhibit B to the Employment Agreement.

2.                   MISCELLANEOUS.

(a)              Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

(b)              Governing Law.  This Amendment shall be governed by and construed under the laws of the State of Colorado, without giving effect to conflict of law principles thereof.

(c)               Effect of Amendment.  Except as set forth above, the Employment Agreement shall continue in full force and effect in accordance with the terms thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

N30 PHARMACEUTICALS, INC.

By:	/s/ Tom Sokolowski
Name:	Tom Sokolowski
Title:	Chief Financial Officer

EMPLOYEE

/s/ Janice Troha
Name: Janice Troha

EXHIBIT A

N30 PHARMACEUTICALS, INC.

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

As a condition of my employment with N30 Pharmaceuticals, Inc. and its subsidiaries, affiliates, successors or assigns (together, the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following terms under this Proprietary Information and Inventions Agreement (this “Agreement”):

1.                                      Employment

(a)                                 I understand and acknowledge that my employment with the Company is for an unspecified duration and constitutes “at-will” employment.  I acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or myself, with or without notice.  I further acknowledge that the Company may modify job titles, salaries, and benefits from time to time as it deems necessary.

(b)                                 I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

2.                                      Confidential Information

(a)                                 Definition of Confidential Information.  I understand that “Company Confidential Information” means information that the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company’s business which is not generally known and which the Company wishes to maintain as confidential.  Company Confidential Information includes both information disclosed by the Company to me, and information developed or learned by me during the course of my employment with the Company.  Company Confidential Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of Company, whether or not such information is identified as Company Confidential Information.  By example, and without limitation, Company Confidential Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, or to the Company’s technical data, trade secrets or know-how, including, but not limited to, research, business plans, product plans, products or services, and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I may become acquainted during the term of my employment with the Company), market research, works of original authorship, intellectual property (including, but not limited to, unpublished works and undisclosed patents), photographs, negatives, digital images, software, computer programs, ideas, developments, inventions (whether or not patentable), processes, formulas, technology, designs, drawings and engineering, hardware configuration information, forecasts, strategies, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation or inspection of parts or equipment.  I further understand that Confidential Information does not include any of the foregoing items that (i) have become publicly known or made generally available prior to the time of disclosure by the Company to me; or (ii) becomes publicly known or made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

(b)                                 Nonuse and Nondisclosure of Confidential Information.  I agree that during and after my employment with the Company, I will hold in strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Company Confidential Information, and I will not (i) use the Company Confidential Information for any purpose whatsoever other than for the benefit of the Company in the course of my employment, or (ii) disclose the Company Confidential Information to any third party without the prior written authorization of the President, CEO, or the Board of Directors of the Company.  Prior to disclosure when compelled by applicable law, I shall provide prior written notice to the President, CEO and General Counsel of the Company (as applicable).  I agree that I obtain no title to any Company Confidential Information, and that as between Company and myself, the Company retains all Confidential Information as its sole property.  I understand that my unauthorized use or disclosure of Company Confidential Information during my employment may lead to disciplinary action up to and including immediate termination and legal action by the Company.  I understand that my obligations under this Section 2(b) shall continue after termination of my employment.

(c)                                  Other Employer Information.  I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity with whom I have an obligation to keep in confidence.  I further agree that I will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information or trade secrets belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(d)                                 Third Party Information.  I recognize that the Company has received and in the future will receive from third parties associated with the Company, e.g., the Company’s customers, suppliers, licensors, licensees, partners, or collaborators, their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.  I further agree to comply with any and all Company policies and guidelines that may be adopted from time to time regarding third party confidential information.

3.                                      Intellectual Property

(a)                                 Assignment of Inventions.  I agree that all right, title, and interest in and to any and all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by me, solely or in collaboration with others, during the period of time I am in the employ of the Company (including during my off-duty hours), or with the use of Company’s equipment, supplies, facilities, or Company Confidential Information, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company.  I also agree that I will promptly make full written disclosure to Company of any Inventions, and to deliver and assign and hereby irrevocably assign to the Company all of my right, title and interest in and to Inventions.  I agree that this assignment includes a present conveyance to the Company of ownership of Inventions that are not yet in existence.  I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.  To the extent any Intellectual Property is not deemed to be work made for hire, then I will and hereby do assign all my right, title and interest in such Intellectual Property to the Company, except as provided on Exhibit A.

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(b)                                 Intellectual Property Retained and Licensed.  I have attached hereto as Exhibit A a list of all original works of authorship, inventions, developments, improvements, trademarks, designs, domain names, processes, methods and trade secrets that were made by me prior to my employment with the Company (collectively referred to as “Prior Intellectual Property”), that belong to me, that relate to the Company hereunder’s proposed business, products or research and development, and that are not assigned to the Company hereunder; or, if no such list is attached, I represent that there is no such Prior Intellectual Property.  If in the course of my Relationship with the Company, I incorporate into Company property any Prior Intellectual Property owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Intellectual Property as part of or in connection with such Company property.

(c)                                  Patent and Copyright Registrations.  I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Intellectual Property and any copyrights, patents, trademarks, domain names or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto and the execution of all applications, specifications, oaths, assignments and other instruments that the Company shall deem necessary in order to apply for, register and obtain such rights and in order to assign and convey to the Company and its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Intellectual Property and any copyrights, patents, trademarks, domain names or other intellectual property rights relating thereto.  I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement.  If the Company is unable because of my mental or physical incapacity or for any other reason to secure my assistance in perfecting the rights transferred in this Agreement, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent and copyright, trademark or domain name registrations thereon with the same legal force and effect as if executed by me.  The designation and appointment of the Company and its duly authorized officers and agents as my agent and attorney in fact shall be deemed to be coupled with an interest and therefore irrevocable.

(d)                                 Maintenance of Records.  I agree to keep and maintain adequate and current written records of all Intellectual Property made by me (solely or jointly with others) during the term of my employment with the Company.  The records will be in the form of notes, sketches, drawings, works of original authorship, photographs, negatives or digital images or in any other format that may be specified by the Company.  The records will be available to and remain the sole property of the Company at all times.

(e)                                  Exception to Assignments.  I understand that the provisions of this Agreement requiring assignment of Intellectual Property to the Company do not apply to any intellectual property that (i) I develop entirely on my own time; and (ii) I develop without using Company equipment, supplies, facilities or trade secret information; and (iii) does not result from any work performed by me for the Company; and (iv) does not relate at the time of conception or reduction to practice to the Company’s current or anticipated business, or to its actual or demonstrably anticipated research or development.  Any such intellectual property will be owned entirely by me, even if developed by me during the time period in which I am employed by the Company.  I will advise the Company promptly in writing of any intellectual property that I believe meets the criteria for exclusion set forth herein and is not otherwise disclosed on Exhibit A.

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(f)                                   Return of Company Documents.  I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all works of original authorship, domain names, original registration certificates, photographs, negatives, digital images, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment or other documents or property, or reproductions of any aforementioned items, developed by me pursuant to my employment with the Company or otherwise belonging to the Company or its successors or assigns.  In the event of the termination of my Relationship with the Company, I agree to sign and deliver the “Termination Certificate” attached hereto as Exhibit B.

4.                                      Notification of New Employer

In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer or consulting client of my rights and obligations under this Agreement.

5.                                      No Solicitation of Employees

To the fullest extent permitted under applicable law, I agree that during my employment and for a period of twelve (12) months immediately following the termination of my employment with the Company for any reason, whether voluntary or involuntary, with or without cause, I will not directly or indirectly solicit the employment of, or recruit or otherwise seek to hire, any person who is then employed by the Company or who was employed by the Company within the prior twelve (12)-month period, on behalf of myself or any other person, firm, corporation, association or other entity, directly or indirectly.

6.                                      Representations

I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment with the Company.  I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.  I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement.

7.                                      Equitable Relief

The Company and I each agree that disputes relating to or arising out of a breach of the covenants contained in this Agreement may cause the Company or me, as applicable, to suffer irreparable harm and to have no adequate remedy at law.  In the event of any such breach or default by a party, or any threat of such breach or default, the other party will be entitled to injunctive relief, specific performance and other equitable relief.  The parties further agree that no bond or other security shall be required in obtaining such equitable relief and hereby consents to the issuance of such injunction and to the ordering of specific performance.

8.                                      General Provisions

(a)                                 Governing Law; Consent to Personal Jurisdiction.  This Agreement will be governed by the laws of the State of Colorado as they apply to contracts entered into and wholly to be performed within such state.

(b)                                 Entire Agreement.  This Agreement, together with the Exhibits herein and any executed written offer letter between me and the Company, to the extent such materials are not in conflict with this Agreement, sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us.  No modification of or amendment

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to this Agreement, or any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged.  Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

(c)                                  Severability.  If a court or other body of competent jurisdiction finds, or the parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

(d)                                 Successors and Assigns.  This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns.  There are no intended third-party beneficiaries to this Agreement, except as may be expressly otherwise stated.  Notwithstanding anything to the contrary herein, the Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of the Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Proprietary Information and Inventions Agreement as of Dec 16th, 2014.

EMPLOYEE:

		By:	/s/ Janice Troha
Name: Janice Troha

Address:
2320 West Hecla Drive
Louisville, CO
80027-2327

N30 Pharmaceuticals, Inc.

By:	/s/ Tom Sokolowski
Name: Tom Sokolowski
Title: VP Finance & Admin

[SIGNATURE PAGE TO FORM OF PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT]

EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

☒         No inventions or improvements

☐           Additional sheets attached

Date:	December 16th, 2014	/s/ Janice M Troha
Signature

Janice M Troha
Name of Employee (typed or printed)

EXHIBIT B

TERMINATION CERTIFICATE

This is to certify that I do not have in my possession, nor have I failed to return, any and all works of original authorship, domain names, original registration certificates, photographs, negatives, digital images, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, or other documents or property, or reproductions of any aforementioned items, belonging to N30 Pharmaceuticals, Inc. and its subsidiaries, affiliates, successors or assigns (collectively, the “Company”).

I further certify that I have complied with all the terms of the Company’s Proprietary Information and Inventions Agreement signed by me (the “Agreement”), including the reporting of any Intellectual Property (as defined therein) conceived or made by me (solely or jointly with others) covered by the Agreement.

I further agree that, in compliance with the Intellectual Property Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, methods, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I further agree that for twelve (12) months from this date, I shall not solicit the employment of any person who shall then be employed by the Company (as an employee or consultant) or who shall have been employed by the Company (as an employee or consultant) within the prior twelve (12) month period, on behalf of myself or any other person, firm, corporation, association or other entity, directly or indirectly, all as provided more fully in the Agreement.

EMPLOYEE:

Dated:	By:
Name:

Exhibit B

NONCOMPETE AGREEMENT

This NONCOMPETE AGREEMENT (this “Agreement”), effective as of December 15, 2014, is between N30 Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Janice Troha (“Employee”).

RECITALS

A.                       Employee is or may be employed in an executive, management or professional capacity for the Company.

B.                       The Employee desires to enter into or continue in the employment (as the case may be) of the Company.

C.                       In order to protect the trade secrets and confidential information of the Company and as a condition to employment or the continued employment (as the case may be) of Employee, the Company requires that Employee enter into this Agreement.

NOW THEREFORE, in consideration of Employee’s employment with the Company and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                         Covenants Not to Compete or Interfere.

(a)                                 During the term of Employee’s employment with the Company and for a period of 12 months thereafter, and regardless of the reason for Employee’s termination, Employee shall not, within the United States or within a 50 mile radius of any area where the Company is doing business (including any point of sale of the Company’s products or services) at the time of such termination, directly or indirectly own, manage, operate, control, be employed by or otherwise participate in any commercial pharmaceutical or biotech business that has an active research or development program directed to small molecule, targeted products and services for use in the treatment of cystic fibrosis that are competitive with those of the Company, or is commercializing such services or products (a “Competing Business”).

(b)                     During the term of Employee’s employment with the Company and for a period of 12 months thereafter, and regardless of the reason for Employee’s termination, Employee shall not (i) cause or attempt to cause any employee of the Company to leave the employ of the Company, (ii) actively recruit any employee of the Company to work for any organization of, or in which Employee is an officer, director, employee, consultant, independent contractor or owner of an equity interest; or (iii) on behalf of a Competing Business, solicit, divert or take away, or attempt to take away, the business or patronage of any client, customer or account, or prospective client, customer or account, of the Company which were contacted, solicited or served by Employee while employed by the Company.

(c)                      Employee acknowledges that through her employment with the Company she will acquire access to information suited to immediate application by a business in competition with the Company.  Accordingly, Employee considers the foregoing restrictions on his future employment or business activities in all respects reasonable.  Employee specifically acknowledges that the Company and its licensees, as well as the Company’s competitors, provide their services throughout the geographic area specified in Section 1(a) above.  Employee therefore specifically consents to the foregoing geographic restriction on competition and believes that such a restriction is reasonable, given the scope of the Company’s business and the nature of Employee’s position with the Company.

(d)                     Employee acknowledges the following provisions of Colorado law, set forth in Colorado Revised Statutes § 8-2-113(2):

Any covenant not to compete which restricts the right of any person to receive compensation for performance of skilled or unskilled labor for any employer shall be void, but this subsection (2) shall not apply to:

(a)                     Any contract for the purchase and sale of a business or the assets of a business;

(b)                     Any contract for the protection of trade secrets;

(c)                      Any contract provision providing for the recovery of the expense of educating and training an employee who has served an employer for a period of less than two years;

(d)                     Executive and management personnel and officers and employees who constitute professional staff to executive and management personnel.

Employee acknowledges that this Agreement is a contract for the protection of trade secrets under § 8-2-113(2)(b), and is intended to protect the confidential information and trade secrets of the Company, and that Employee is an executive and management employee or professional staff to executive or management personnel, within the meaning of § 8-2-113(2)(d).

2.                         No Employment Contract; Termination.  This Agreement is not an employment contract and by execution hereof the parties do not intend to create an employment contract.  If, through no fault of Employee, the Company liquidates substantially all of its assets, or permanently terminates its operations, Employee’s obligations under Paragraphs 1(a) and 1(b) shall also terminate.

3.                         Injunctive Relief; Damages.  Upon a breach or threatened breach by Employee of any of the provisions of this Agreement, the Company shall be entitled to an injunction restraining Employee from such breach without posting a bond.  Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach, including recovery of damages from Employee.

4.                         Attorney’s Fees.  In any action to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs of investigation and litigation.

5.                         Severability.  It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the law.  Accordingly, if any provision of this Agreement shall prove to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and in lieu of each provision of this Agreement that is illegal, invalid or unenforceable, there shall be added as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.  In the event that a court finds any portion of Section 1 to be overly broad, and therefore unenforceable, the parties intend that the court shall modify such portion of paragraph 1 to reflect the maximum restraint allowable, and shall enforce this Agreement and the covenants herein as so modified.

6.                         Entire Agreement; Governing Law.  This Agreement embodies the entire Agreement between the parties concerning the subject matter hereof and replaces and supersedes any prior or contemporaneous negotiations, oral representations, agreements or understandings among or attributable to the parties hereto.  The provisions of this Agreement shall not limit or otherwise affect Employee’s obligations under the provisions of any agreement with the Company with respect to the nondisclosure of the Company’s confidential information.  This Agreement and all performances hereunder shall be governed by and construed in accordance with the laws of the State of Colorado.

7.                         Consent to Jurisdiction.  All judicial proceedings brought against Employee arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in this State of Colorado, and by execution and delivery of this Agreement, Employee accepts the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non convenient and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

8.                         Waiver of Jury Trial.  Employee and the Company hereby agree to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement.  The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.  Employee and the Company warrant and represent that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

9.                         Amendments; Waiver.  This Agreement may not be altered or amended, and no right hereunder may be waived, except by an instrument executed by each of the parties hereto.  No waiver of any term, provision, or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

10.                  Assignment.  The Company may assign its rights and obligations under this Agreement to any subsidiary or affiliate of the Company or to any acquirer of substantially all of the business of the Company, and all covenants and Agreements hereunder shall inure to the benefit of and be enforceable by or against any such assignee.  Neither this Agreement nor any rights or duties hereunder may be assigned or delegated by Employee.

11.                  Binding Effect.  Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

COMPANY:	N30 PHARMACEUTICALS, INC.
a Delaware corporation

/s/ Tom Sokolowski
Name: Tom Sokolowski
Title: Chief Financial Officer

EMPLOYEE:	/s/ Janice Troha
Name: Janice Troha